EXHIBIT 10.7

Pledge Agreement	Date: As of March 15, 2012

BANK/SECURED PARTY: TIB – The Independent BankersBank P.O. Box 560528 Dallas, TX 75356-0528	PLEDGOR/DEBTOR/BORROWER: INDEPENDENT BANK GROUP, INC. 1066 Redbud, Suite 400 McKinney, TX 75069

Pledgor/Debtor/Borrower is: ☐ Individual    ☒ Corporation    ☐ Partnership     ☐ Other

_______________________

Address is Pledgor’s/Debtor’s/Borrower’s:    ☐ Residence    ☒ Place of Business    ☐    Chief Executive Office

if more than one place of business

A. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor/Debtor (hereinafter referred to as “Pledgor,” whether one or more) pledges, assigns and grants to Bank a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligations (hereinafter defined).

B. Collateral. The security interest is granted in the following collateral (the “Collateral”):

1. 985,930 shares (i.e., 100%) of the outstanding Common Stock of Independent Bank - McKinney, McKinney, Texas.

2. Reserved.

3. All additions, substitutes and replacements for and proceeds of the above Collateral (including all income and benefits resulting from any of the above, such as dividends payable or distributable in cash, property or stock; interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral). Any investment property and/or securities received by Pledgor, which shall comprise such additions, substitutes and replacements for, or proceeds of, the Collateral, shall be held in trust for Bank and shall be delivered immediately to Bank. Any cash proceeds shall be held in trust for Bank and upon demand shall be delivered immediately to Bank.

4. The balance of every deposit account of Pledgor maintained with Bank and any other claim of Pledgor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, investment property, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Pledgor which at any time shall come into the possession or custody or under the control of Bank or any of its agents or affiliates, for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

C. Obligations.

1. Description of Obligations. The following obligations (“Obligations”) are secured by this Agreement: (a) all debts, obligations, liabilities and agreements of Pledgor/Debtor/Borrower, to Bank, now or hereafter existing, arising directly or indirectly between Borrower and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions or rearrangement of any of the above; (b) all costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and enforce the Collateral; (c) all debts, obligations, liabilities and agreements of Pledgor to Bank under this Agreement; (d) interest

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on the above amounts determined in accordance with applicable agreements between Bank and Pledgor or between Bank and Borrower; (e) all indebtedness, liabilities and obligations of Borrower to Bank under the Loan Agreement dated even date hereof (the “Loan Agreement”) between Borrower and Bank and all renewals, extensions and modifications thereof; (f) all indebtedness, liabilities and obligations of Borrower to Bank under the Promissory Note dated the date hereof (the “Note”) in the stated principal amount of $7,000,000.00, payable by Borrower to the order of Bank, and all renewals, extensions and modifications thereof; (g) all indebtedness, liabilities and obligations of Borrower to Bank under that certain Term Promissory Note dated December 23, 2008 (as modified, amended, renewed, and/or replaced, the “Prior Note”) in the original stated principal amount of $12,500,000.00, payable by Borrower to the order of Bank, and the Loan Agreement executed concurrently therewith, and all renewals, extensions and modifications thereof; and (h) all reasonable expenses of the Bank, including reasonable fees and expenses of the Bank’s counsel, incident to the enforcement of payment of all obligations of the Pledgor by any action or participation in, or in connection with a case or proceeding under the Bankruptcy Code, or any successor statute thereto.

In the event any amount paid to Bank on any of the Obligations is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding involving an obligor of the Obligations other than Pledgor, Pledgor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank’s option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

2. Use of Proceeds. The proceeds of any indebtedness or obligation secured by the Collateral will not be used directly or indirectly to purchase or carry any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or extend credit to or invest in other parties for the purpose of purchasing or carrying any such “margin stock,” or to reduce or retire any indebtedness incurred for such purpose or otherwise in a manner which would violate Regulations T or U.

D. Pledgor’s Warranties. Pledgor hereby represents and warrants to Bank as follows:

1. Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest or previously granted to Bank, and no security interest, other than the one herein created or previously granted to Bank, has attached or been perfected in the Collateral or any part thereof and is now in force or effect.

2. Ownership. Pledgor owns the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and payable and the security interest hereunder or previously granted to Bank.

3. Power and Authority. Pledgor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

E. Pledgor’s Covenants. Until full payment and performance of all of the Obligations and termination or expiration of any obligation or commitment of Bank to make advances or loans to Borrower, unless Bank otherwise consents in writing:

1. Obligations and This Agreement. Pledgor shall perform all of its agreements herein and in any other agreements between it and Bank.

2. Ownership of Collateral. Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Pledgor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and payable and the security interest hereby created.

3. Bank’s Costs. Pledgor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligations, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney’s fees, legal expenses and expenses of sales. Whether the Collateral is or is not in Bank’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, Bank at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Obligations and bear interest at the rate set out in the Obligations. Pledgor agrees to reimburse Bank on demand for any costs so incurred.

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4. Information and Inspection. Pledgor shall (i) promptly furnish Bank any information with respect to the Collateral reasonably requested by Bank; (ii) allow Bank or its representatives to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligations; and (iii) promptly furnish Bank or its representatives with any other information Bank may reasonably request.

5. Additional Documents. Pledgor shall sign and deliver any papers furnished by Bank which are necessary or desirable in the judgment of Bank to obtain, maintain and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank’s interest in the Collateral or to obtain proceeds of the Collateral.

6. Notice of Changes. Pledgor shall notify Bank immediately of (i) any material change in the Collateral, (ii) a change in Pledgor’s residence or location, (iii) a change in any matter warranted or represented by Pledgor in this Agreement, or in any of the loan documents relating to the Obligations or furnished to Bank pursuant to this Agreement, and (iv) the occurrence of an Event of Default as defined herein.

7. Possession of Collateral. Pledgor shall deliver a copy of this Agreement (or other notice acceptable to Bank) to any Broker, financial intermediary, or any other person in possession of any of the Collateral or on whose books the interest of Pledgor in the Collateral appears, and such delivery shall constitute notice to such person of Bank’s security interest in the Collateral and shall constitute Pledgor’s instruction to such person to note Bank’s security interest on their books and records, or deliver to Bank certificates or other evidence of the Collateral promptly upon Bank’s request. Pledgor shall deliver all investment securities and other instruments and documents which are a part of the Collateral and in Pledgor’s possession to Bank immediately, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance suitable to Bank.

8. Change of Name/Status. Without the consent of Bank (not to be unreasonably withheld), Pledgor shall not change its name, change its corporate structure or status, use any trade name or engage in any business not reasonably related to its business as presently conducted; provided, however, that Bank may restructure as an S-corporation or such other structure so long as the value of the Collateral is not negatively impacted nor is the prospect for satisfaction of the Obligations impaired.

9. Power of Attorney. Pledgor appoints Bank and any officer thereof as Pledgor’s attorney-in-fact with full power in Pledgor’s name and on Pledgor’s behalf to do every act which Pledgor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligations are outstanding and shall not terminate on the disability or incompetence of Pledgor. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Bank shall have the right and power to receive, indorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable in respect of the Collateral or any part thereof.

10. Other Parties and Other Collateral. No renewal or extensions of or any other indulgence with respect to the Obligations or any part thereof, no modification of the document(s) evidencing the Obligations, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligations, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under any law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing or otherwise realizing upon the Collateral. Pledgor waives any right that can be waived to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Pledgor to apply to the Obligations any such other security or proceeds thereof

11. Waivers by Pledgor. Pledgor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any

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change in financial condition of any person liable for the Obligations or any part thereof, notice of any Event of Default, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Pledgor. Pledgor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Pledgor further waives any right of subrogation or to enforce any right of action against any other pledgor until the Obligations are paid in full.

F. Rights and Powers of Bank.

1. General. If an Event of Default has occurred and is continuing, Bank, without liability to Pledgor, may: take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Pledgor, temporarily or otherwise; reject as unsatisfactory any property hereafter offered by Pledgor as Collateral; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use same to reduce any part of the Obligations and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; and at any time after an Event of Default transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise.

2. Convertible Collateral. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

G. Default.

1. Event of Default. For purposes of this Agreement, the term “Event of Default” shall have the same meaning given that term in the Loan Agreement.

2. Rights and Remedies. If an Event of Default has occurred and is continuing, then, in each and every such case, Bank may, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Obligations, (d) notice of acceleration of all or any part of the Obligations, or (e) notice of any other kind, all of which Pledgor hereby expressly waives (except for any notice required under this Agreement, any other loan document or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Bank’s option:

A. Acceleration. The Obligations shall, at Bank’s option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligations shall at Bank’s option immediately cease and terminate.

B. Liquidation of Collateral. Sell, or instruct any Agent or Broker to sell, all or any part of the Collateral in a public or private sale, direct any Agent or Broker to liquidate all or any part of any Account and deliver all proceeds thereof to Bank, and apply all proceeds to the payment of any or all of the Obligations in such order and manner as Bank shall, in its discretion, choose, or exercise any remedy provided for in Section F or G hereof, in the Loan Agreement or in the Note.

C. Uniform Commercial Code. All of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code (“UCC’) as adopted in the jurisdiction to which Bank is subject under this Agreement.

D. Right of Set Off. Without notice or demand to Pledgor, set off and apply against any and all of the Obligations any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Bank or by any of Bank’s affiliates or correspondents to or for the credit of the account of Pledgor or any guarantor or indorser of Pledgor’s Obligations.

Pledgor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

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If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Bank shall be deemed “commercially reasonable.”

H. General

1. Parties Bound. Bank’s rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligations or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of Pledgor, if more than one, are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Pledgor.

2. Waiver. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Pledgor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the loan documents related to the Obligations, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

3. Agreement Continuing. This Agreement shall constitute a continuing agreement. This Agreement shall apply to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Bank and Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement. Notwithstanding the foregoing, in the event that all Obligations are fully and finally paid and all commitments of the Bank to extend credit to Borrower have been terminated, then this Agreement shall be terminated, and all Collateral shall, at the request of the Pledgor be released.

4. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

5. Notice. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Pledgor given above. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

6. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Pledgor and Bank. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

7. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of any loan document related to the Obligations to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

8. Applicable Law and Venue. This Agreement has been delivered in the State of Texas and shall, except for perfection and enforcement matters that may be required by applicable law to be governed by the laws of another state, be construed in accordance with the laws of that State. It is performable by Pledgor in the county or city of Bank’s address set out above and Pledgor expressly waives any objection as to venue in any such location. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

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9. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement, and Bank is authorized to file this Agreement or any other financing statements it determines to be necessary or prudent.

THIS WRITTEN AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

Bank/Secured Party: TIB – THE INDEPENDENT BANKERSBANK		Pledgor/Debtor/Borrower: INDEPENDENT BANK GROUP, INC.

By:	/s/ TANDY L. HIX	By:	/s/ D.W. BROOKS
	Tandy L. Hix, Senior Vice President		David R. Brooks, Chairman and CEO

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